Because the electronic
format for filing
Form N-SAR does not
provide adequate
space for responding to
Items 15A-E correctly,
the correct answers are
as follows:

15.	A)    Custodian /
Subcustodian: HSBC Bank Malta Plc.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Valletta
D) Foreign Country: Malta
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian /
Subcustodian: Deutsche Bank AG
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Frankfurt
D) Foreign Country: Germany
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian /
Subcustodian: Deutsche Bank AG
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Seoul
D) Foreign Country: Republic of Korea
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian /
Subcustodian: Citibank N.A.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Puerto Rico
D) Foreign Country: Puerto Rico
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian /
Subcustodian: Barclays
Bank of Uganda Limited
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Kampala
D) Foreign Country: Uganda
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian /
Subcustodian: Deutsche Bank n.V.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Amsterdam
D) Foreign Country: Netherlands
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian /
Subcustodian: United Overseas
Bank Limited
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Singapore
D) Foreign Country: Singapore
E) Foreign Custodian Rule 17f-5